UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2005
DDi Corp.
(Exact Name of registrant as specified in its charter)

Delaware	000-30241	06-1576013

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California (Address of principal executive offices)	92806 (Zip Code)
Registrant’s telephone number, including area code: (714) 688-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 5, 2005, the stockholders of DDi Corp. (the “Company”) approved the DDi Corp. 2005 Stock Incentive Plan (the “2005 Plan”), pursuant to a proposal that was submitted to the stockholders for approval at the Company’s Special Meeting in Lieu of Annual Meeting of Stockholders (the “Special Meeting”).
Description of the 2005 Plan
     A copy of the 2005 Plan is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference. The following description of the 2005 Plan is qualified in its entirety by reference to Exhibit 10.1 to this Current Report.
     General. The 2005 Plan would allow the Company to grant stock options, restricted stock, stock appreciation rights (“SARs”), deferred shares and performance awards to eligible participants. These types of awards are described below and are referred to below collectively as “Awards.” Directors, officers, employees and consultants of the Company and its affiliates may be granted Awards, though only employees may receive stock options classified as “incentive stock options” (also known as “ISOs”). Seven directors and approximately 1,200 employees of the Company would be eligible to receive Awards under the 2005 Plan.
     A maximum of 15,000,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) may be made the subject of Awards under the 2005 Plan, with no more than 7,500,000 shares being available for Awards in a form other than stock options and stock appreciation rights. No person may be granted options or SARs with respect to more than 2,500,000 shares of Common Stock in any calendar year. The number of shares issuable under the 2005 Plan and the limitations on Awards may be adjusted in the event of certain changes in the capitalization of the Company.
     The 2005 Plan will be administered by a committee of at least three Directors (the “Committee”), each of whom will be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will have authority, subject to the terms of the 2005 Plan, to determine when and to whom to make grants under the plan, the type of award and the number of shares to be covered by the grants, the fair market value of shares, the terms of the grants, which includes the exercise price of the shares of Common Stock covered by options, any applicable vesting provisions, and conditions under which Awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2005 Plan and Awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates.
     Options. Options granted under the 2005 Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs and non-ISOs; provided that ISO treatment is not available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).
     SARs. A share appreciation right generally permits a participant who receives it to receive, upon exercise, shares equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.
     Exercise Price for Options and SARs. The per share purchase price under each option or SAR granted shall be established by the Committee at the time the option is granted. However, the per share purchase price for options and SARs shall not be less than 100% of the fair market value (generally, the current price reflected in trading on the Nasdaq National Market, which is our principal trading market) of a share of Common Stock on the date the option is granted. For a participant who owns more than 10% of our shares on the grant date of an ISO, the exercise price may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the award.

     Exercise of Options and SARs. Each option granted pursuant to the 2005 Plan shall be for such term as determined by the Committee; provided, however, that no option shall be exercisable sooner than one year nor more than ten years from the date it was granted (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares). To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares, and cashless exercise under a program the Committee approves.
     Subject to the terms of the agreement evidencing an option grant, the option may be exercised during the six-month period after the participant retires, during the one-year period after the participant’s termination of service due to death or permanent disability, and during the 90-day period after the participant’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder. All SARs are to be settled in shares of the Company’s stock and shall be counted in full against the number of shares available for award under the Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.
     Restricted Shares, Restricted Share Units, Unrestricted Shares, and Deferred Share Units. Under the 2005 Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain vesting requirements are met, and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted Awards, the 2005 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interests in such Awards becomes vested. The 2005 Plan provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares.
     Whenever shares are released pursuant to these Awards, the participant will be entitled to receive additional shares that reflect any stock dividends that the Company’s stockholders received between the date of the award and issuance or release of the shares. Likewise, unless an award agreement provides otherwise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s stockholders until paid in cash when the shares to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.
     Performance Awards. The 2005 Plan authorizes the Committee to grant performance-based Awards in the form of performance units that the Committee may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, or any affiliate. Performance Awards are payable in shares, cash, or some combination of the two; subject to an individual participant limit of $1 million and 2,500,000 shares per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.
     With respect to Performance Compensation Awards, the 2005 Plan requires that the Committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code section 162(m).

     Under the 2005 Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.
     Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the 2005 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.
     Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or highly compensated employees.
     Certain Corporate Transactions. The Committee may equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2005 Plan but as to which no Awards have yet been granted or that have been returned to the 2005 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the 2005 Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities will not require the consent of any person who is granted Awards pursuant to the 2005 Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type.
     In addition, in the event or in anticipation of a Change in Control (as defined in the 2005 Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any participant with respect to his or her outstanding Awards (except to the extent an award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares issued upon exercise of an award shall lapse as to the shares subject to such repurchase right; or (c) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding Awards.
     Notwithstanding the above, in the event a participant holding an award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the 2005 Plan) by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of options and SARs), and any repurchase right applicable to any shares shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination.
     In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.
     Term of the 2005 Plan; Amendments or Termination. The Board of Directors of the Company has the power to terminate, amend, alter, suspend, or discontinue the 2005 Plan at any time. If the Board of Directors does not take action to earlier terminate the 2005 Plan, it will terminate on May 24, 2015. Certain amendments may require the approval of the Company’s stockholders. No amendment, suspension, or termination of the 2005 Plan shall materially and adversely affect Awards that previously had been granted without the written consent of the holders of those options unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the participant and the Committee.
     Notwithstanding the foregoing, the Committee may amend the 2005 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
     The Company will register with the U.S. Securities and Exchange Commission, on a Form S-8 Registration Statement, the shares of Common Stock that would be issuable under the 2005 Plan.
Item 3.03. Material Modification to Rights of Security Holders
     The Company’s only class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is its common stock, par value $0.001 per share (the “ Common Stock”). The Company also has outstanding shares of Series A Preferred Stock, par value $0.001 par value per share; Series B-1 Preferred Stock, par value $0.001 par value per share (the “Series B-1 Preferred”) and Series B-2 Preferred Stock, par value $0.001 par value per share (the “Series B-2 Preferred” and together with the Series B-1 Preferred, the Series B Preferred”). The Series B Preferred is convertible into Common Stock.
     On August 9, 2005, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the “Certificate of Amendment”). Proposals for each of the amendments set forth in the Certificate of Amendment were disclosed in a proxy statement filed by the Company with the Securities and Exchange Commission on July 13, 2005. The amendments set forth in the Certificate of Amendment were approved by the Company’s stockholders at the Special Meeting held on August 5, 2005. The Certificate of Amendment:
▪	increased the total number of authorized shares of the Company’s capital stock from 80,000,000 shares to 200,000,000 shares;

▪	increased the number of authorized shares of Common Stock from 75,000,000 shares to 190,000,000 shares;

▪	increased the number of authorized shares of the Company’s preferred stock from 5,000,000 shares to 10,000,000 shares;

▪	amended Section 5 of the Certificate of Designation of the Series B Preferred to:
•	provide that upon completion of a rights offering and/or related standby purchase commitments that raise aggregate gross proceeds of at least $65 million (a “Qualified Rights Offering”), the Company will redeem one-third of the outstanding shares of Series B Preferred at a redemption price payable in cash equal to the stated value of the Series B Preferred plus all accrued but unpaid dividends on such shares through the date of redemption;

•	provide that upon completion of a Qualified Rights Offering the Company will redeem an additional one-third of the outstanding shares of Series B Preferred at a redemption price payable in cash equal to 101% of the Stated Value of such shares;

•	provide that upon the completion of a Qualified Rights Offering, eliminate the option of the holders of the Series B Preferred to require the Company to redeem a portion of the Series B Preferred Stock on September 30, 2005 and March 30, 2006; and

•	provide that the issuance of Common Stock pursuant to a Qualified Rights Offering, Standby Agreement and the Warrants shall not constitute a change of control as defined in the Certificate of Designation.
     The Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
     In addition, at the Special Meeting on August 5, 2005, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation which will effect a reverse stock split of the Company’s outstanding Common Stock by a ratio of not less than one-for-three and not more than one-for-seven, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion and authorizing the Board of Directors to file such amendment. The proposal for the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split was disclosed in a proxy statement filed by the Company with the Securities and Exchange Commission on July 13, 2005. The reverse stock split will become effective at such time as the Company files a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (or at such later time as may be set forth in the Certificate of Amendment), which may take place at any time on or before February 5, 2006. Before the Company files the Certificate of Amendment, the Board of Directors must approve the final reverse stock split ratio. Even though the reverse stock split was approved by the Company’s stockholders, the Board of Directors of the Company has discretion to decline to carry out the reverse stock split if it determines that the reverse stock split is no longer in the best interests of the Company and its stockholders.
Item 8.01 Other Events.
     On August 5, 2005, the stockholders of the Company took the following the following actions at the Special Meeting:
▪	the Company’s stockholders elected Robert J. Amman, Robert Guezuraga, Jay B. Hunt, Andrew E. Lietz, Bruce D. McMaster, Steven C. Schlepp and Carl R. Vertuca, Jr. to the Company’s Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified;

▪	the Company’s stockholders approved a $75 million Rights Offering of the Company’s Common Stock, a related Standby Securities Purchase Agreement and Registration Rights Agreement and the issuance of shares of the Company’s Common Stock pursuant to such Rights Offering, Standby Securities Purchase Agreement and warrants referenced in the Standby Securities Purchase Agreement and Registration Rights Agreement;

▪	the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, $0.001 par value, which the Company would have authority to issue from 75,000,000 shares to 190,000,000 shares and make a corresponding change to the aggregate number of shares of all classes of stock which the Company would have authority to issue;

▪	the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of preferred stock, $0.001 par value, which the Company would have authority to issue from 5,000,000 shares to 10,000,000 shares and make a corresponding change to the aggregate number of shares of all classes of stock which the Company would have authority to issue;

▪	the Company’s stockholders approved an amendment to Section 5 of the Company’s Certificate of Designation setting forth the rights, preferences and privileges of the Company’s Series B Preferred Stock to modify the redemption and change of control provisions of the Series B Preferred Stock;

▪	the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation which will effect a reverse stock split of the Company’s outstanding Common Stock by a ratio of not less than one-for-three and not more than one-for-seven, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion and authorizing the Board of Directors to file such amendment;

▪	the Company’s stockholders approved the DDi Corp. 2005 Stock Incentive Plan; and

▪	the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
Final results of voting at the Special Meeting will be filed with the Securities and Exchange Commission in the Company’s next quarterly report on Form 10-Q. Proposals for each of the above-referenced actions were disclosed in a proxy statement filed by the Company with the Securities and Exchange Commission on July 13, 2005.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed as part of this report:

Exhibit
No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DDi Corp.

10.1	DDi Corp. 2005 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: August 10, 2005	By:	/S/ TIMOTHY J. DONNELLY
Timothy J. Donnelly
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DDi Corp.

10.1	DDi Corp. 2005 Stock Incentive Plan.